Exhibit 99.1

December 23, 2014

Jon Berger, President

Great Lakes Dredge & Dock Company

2122 York Road, Suite 200

Oak Brook, IL 60523

Re: Board of Director

Thank you for the great opportunity to have served on the GLDD Board of Directors for the past years. I have been honored to be a part of the company and will treasure the many relationships developed during that time. Regrettably, the time demands of my own businesses require me to resign my Director position effective year end.

I wish you all the happiest of holiday seasons and best wishes for a great 2015.

Sincerely,

/s/ Stephen H. Bittel
Stephen H. Bittel

CC: Nathan Leight,

Mary Ann Wayjas

Denise Dickens

Jason Weiss

Carl Albert

Peter Deutch

Michael Walsh